UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2026

FS KKR Capital Corp.

(Exact name of Registrant as specified in its charter)

Maryland	814-00757	26-1630040
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 JFK Boulevard, OFC 500 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FSK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS KKR Capital Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 18, 2026. As of April 23, 2026, the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 280,066,432.663 shares of common stock were eligible to be voted in person or by proxy. Of the eligible shares of common stock, 134,308,952 were voted in person or by proxy at the Annual Meeting.

Stockholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2026:

•	Proposal No. 1 – to elect the following individuals as Class A Directors, each of whom has been nominated for election for a three-year term expiring at the Company’s 2029 annual meeting of the stockholders: (a) Michael J. Hagan, (b) Jeffrey K. Harrow, (c) James H. Kropp, and (d) Elizabeth J. Sandler (the “Director Election Proposal”);

•	Proposal No. 2 – to approve a proposal to allow the Company in future offerings to sell its shares below net asset value per share in order to provide flexibility for future sales (the “Share Issuance Proposal”); and

•	Proposal No. 3 – to approve a proposal to authorize the Company, with the approval of the Company’s board of directors, to issue warrants, options or rights to subscribe for, convert to, or purchase shares of the Company’s common stock in one or more offerings (the “1940 Act Section 61(a)(4) Issuance Proposal”).

All director nominees listed in the Director Election Proposal were elected by the Company’s stockholders at the Annual Meeting as Class A Directors to serve until the Company’s 2029 annual meeting of the stockholders and until their successors are duly elected and qualified.  The final voting results for each director nominee are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Hagan	107,888,377	26,420,575	—
Jeffrey K. Harrow	93,968,214	40,340,738	—
James H. Kropp	118,054,372	16,254,580	—
Elizabeth J. Sandler	95,999,861	38,309,091	—

The 1940 Act Section 61(a)(4) Issuance Proposal was approved by the Company’s stockholders at the Annual Meeting. The final voting results for the 1940 Act Section 61(a)(4) Issuance Proposal are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
97,297,216	31,396,676	5,615,060	—

On June 18, 2026, the Company adjourned the Annual Meeting with respect to the Share Issuance Proposal to permit additional time to solicit stockholder votes for such proposal. The reconvened meeting (the “Reconvened Meeting”) will be held on August 20, 2026 at 1:00 p.m., Eastern Time, at 3025 JFK Boulevard, OFC 500, Philadelphia, PA 19104. Valid proxies submitted on the Share Issuance Proposal prior to the Annual Meeting will continue to be valid for the Reconvened Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Meeting. The record date of April 23, 2026 will remain the same for the Reconvened Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS KKR Capital Corp.

Date: June 18, 2026	By:	/s/ Stephen Sypherd
Stephen Sypherd
General Counsel and Secretary